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                                                                   EXHIBIT 10.85


                             SUN MICROSYSTEMS, INC.

                        SECTION 162(M) EXECUTIVE OFFICER

                          PERFORMANCE-BASED BONUS PLAN

                    (JULY 1, 2001 AMENDMENT AND RESTATEMENT)


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                                TABLE OF CONTENTS

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                                                                                                                    PAGE
SECTION 1 BACKGROUND, PURPOSE AND DURATION............................................................................1
         1.1      Effective Date......................................................................................1
         1.2      Purpose of the Plan.................................................................................1

SECTION 2 DEFINITIONS.................................................................................................1
         2.1      "1934 Act"..........................................................................................1
         2.2      "Actual Award"......................................................................................1
         2.3      "Affiliate".........................................................................................1
         2.4      "Base Salary".......................................................................................1
         2.5      "Board".............................................................................................2
         2.6      "Code"..............................................................................................2
         2.7      "Committee".........................................................................................2
         2.8      "Company"...........................................................................................2
         2.9      "Determination Date"................................................................................2
         2.10     "Disability"........................................................................................2
         2.11     "Earnings Per Share"................................................................................2
         2.12     "Employee"..........................................................................................2
         2.13     "Fair Market Value".................................................................................2
         2.14     "Fiscal Year".......................................................................................2
         2.15     "Individual Objectives".............................................................................2
         2.16     "Maximum Award".....................................................................................2
         2.17     "Net Income"........................................................................................2
         2.18     "Operating Cash Flow"...............................................................................2
         2.19     "Operating Income"..................................................................................3
         2.20     "Participant".......................................................................................3
         2.21     "Payout Formula"....................................................................................3
         2.22     "Performance Period"................................................................................3
         2.23     "Performance Goals".................................................................................3
         2.24     "Plan"..............................................................................................3
         2.25     "Retirement"........................................................................................3
         2.26     "Return on Assets"..................................................................................3
         2.27     "Return on Equity"..................................................................................3
         2.28     "Return on Sales"...................................................................................4
         2.29     "Revenue"...........................................................................................4
         2.30     "Shares"............................................................................................4
         2.31     "Target Award"......................................................................................4
         2.32     "Termination of Service"............................................................................4
         2.33     "Total Shareholder Return"..........................................................................4
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

SECTION 3 SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS.......................................................4
         3.1      Selection of Participants...........................................................................4
         3.2      Determination of Performance Goals..................................................................4
         3.3      Determination of Target Awards......................................................................4
         3.4      Determination of Payout Formula or Formulae.........................................................4
         3.5      Date for Determinations.............................................................................5
         3.6      Determination of Actual Awards......................................................................5

SECTION 4 PAYMENT OF AWARDS...........................................................................................5
         4.1      Right to Receive Payment............................................................................5
         4.2      Timing of Payment...................................................................................5
         4.3      Form of Payment.....................................................................................5
         4.4      Payment in the Event of Death.......................................................................5

SECTION 5 ADMINISTRATION..............................................................................................6
         5.1      Committee is the Administrator......................................................................6
         5.2      Committee Authority.................................................................................6
         5.3      Decisions Binding...................................................................................6
         5.4      Delegation by the Committee.........................................................................6

SECTION 6 GENERAL PROVISIONS..........................................................................................6
         6.1      Tax Withholding.....................................................................................6
         6.2      No Effect on Employment or Service..................................................................6
         6.3      Participation.......................................................................................7
         6.4      Indemnification.....................................................................................7
         6.5      Successors..........................................................................................7
         6.6      Beneficiary Designations............................................................................7
         6.7      Nontransferability of Awards........................................................................7
         6.8      Deferrals...........................................................................................7

SECTION 7 AMENDMENT, TERMINATION AND DURATION.........................................................................8
         7.1      Amendment, Suspension or Termination................................................................8
         7.2      Duration of the Plan................................................................................8

SECTION 8 LEGAL CONSTRUCTION..........................................................................................8
         8.1      Gender and Number...................................................................................8
         8.2      Severability........................................................................................8
         8.3      Requirements of Law.................................................................................8
         8.4      Governing Law.......................................................................................8
         8.5      Captions............................................................................................8


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                             SUN MICROSYSTEMS, INC.

          SECTION 162(M) EXECUTIVE OFFICER PERFORMANCE-BASED BONUS PLAN

                                    SECTION 1
                        BACKGROUND, PURPOSE AND DURATION

         1.1 Effective Date. Sun Microsystems, Inc., having established the Plan effective as of August 9, 1995, hereby amends and restates the Plan, effective as of July 1, 2001, as follows. Effectiveness of the Plan is subject to ratification by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2001 Annual Meeting of Stockholders of the Company.

         1.2 Purpose of the Plan. The Plan is intended to increase shareholder value and the success of the Company by motivating key executives (1) to perform to the best of their abilities, and (2) to achieve the Company's objectives. The Plan's goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to the performance of the Company. The Plan is intended to permit the grant of awards that qualify as performance-based compensation under section 162(m) of the Code.

                                    SECTION 2
                                   DEFINITIONS

         The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

         2.1 "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

         2.2 "Actual Award" means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee's authority under Section 3.6 to eliminate or reduce the award otherwise determined by the Payout Formula.

         2.3 "Affiliate" means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

         2.4 "Base Salary" means as to any Performance Period, the Participant's annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.


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         2.5      "Board" means the Board of Directors of the Company.

         2.6 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

         2.7 "Committee" means the committee appointed by the Board (pursuant to Section 5.1) to administer the Plan.

         2.8 "Company" means Sun Microsystems, Inc., a Delaware corporation, or any successor thereto.

         2.9 "Determination Date" means the latest possible date that will not jeopardize a Target Award or Actual Award's qualification as performance-based compensation under section 162(m) of the Code.

         2.10 "Disability" means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

         2.11 "Earnings Per Share" means as to any Performance Period, the Company's or a business unit's Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

         2.12 "Employee" means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

         2.13 "Fair Market Value" means the closing per share selling price for Shares, as quoted on the Nasdaq National Market for the date in question.

         2.14     "Fiscal Year" means the fiscal year of the Company.

         2.15 "Individual Objectives" means as to a Participant for any Performance Period, the objective and measurable goals approved by the Committee (in its discretion).

         2.16 "Maximum Award" means as to any Participant for any Performance Period, $7.5 million.

         2.17 "Net Income" means as to any Performance Period, the Company's or a business unit's income after taxes, determined in accordance with generally accepted accounting principles.

         2.18 "Operating Cash Flow" means as to any Performance Period, the Company's or a business unit's sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current

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assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

         2.19 "Operating Income" means as to any Performance Period, the Company's or a business unit's income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

         2.20 "Participant" means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

         2.21 "Payout Formula" means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

         2.22 "Performance Period" means any Fiscal Year or such other period, as determined by the Committee in its sole discretion.

         2.23 "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Target Award for a Performance Period. As determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Earnings per Share, (b) Individual Objectives, (c) Net Income, (d) Operating Cash Flow, (e) Operating Income, (f) Return on Assets, (g) Return on Equity, (h) Return on Sales, (i) Revenue, and
(j) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from award to award. Prior to the Determination Date, the Committee shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants.

         2.24 "Plan" means the Sun Microsystems, Inc. Section 162(m) Executive Officer Performance-Based Bonus Plan, as set forth in this instrument and as hereafter amended from time to time.

         2.25 "Retirement" means, with respect to any Participant, a Termination of Service after attaining at least (a) age 65, (b) age 60 and 5 years of service with the Company or an Affiliate, or (c) age 55 and 10 years of service with the Company or an Affiliate.

         2.26 "Return on Assets" means as to any Performance Period, the percentage equal to the Company's or a business unit's Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

         2.27 "Return on Equity" means as to any Performance Period, the percentage equal to the Company's Net Income divided by average stockholder's equity, determined in accordance with generally accepted accounting principles.

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         2.28 "Return on Sales" means as to any Performance Period, the percentage equal to the Company's or a business unit's Operating Income before incentive compensation, divided by the Company's or the business unit's, as applicable, Revenue, determined in accordance with generally accepted accounting principles.

         2.29 "Revenue" means as to any Performance Period, the Company's or business unit's net sales, determined in accordance with generally accepted accounting principles.

         2.30 "Shares" means shares of the Company's common stock.

         2.31 "Target Award" means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary, as determined by the Committee in accordance with Section 3.3.

         2.32 "Termination of Service" means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

         2.33 "Total Shareholder Return" means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.

                                    SECTION 3
              SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

         3.1 Selection of Participants. The Committee, in its sole discretion, shall select the Employees of the Company who shall be Participants for any Performance Period. Participation in the Plan is in the sole discretion of the Committee, and on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period.

         3.2 Determination of Performance Goals. The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing.

         3.3 Determination of Target Awards. The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant's Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

         3.4 Determination of Payout Formula or Formulae. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae


                                      -4-
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for purposes of determining the Actual Award (if any) payable to each
Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant's Target Award if the Performance Goals for the Performance Period are achieved, and (d) provide for an Actual Award greater than or less than the Participant's Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant's Actual Award for any Performance Period exceed his or her Maximum Award.

         3.5 Date for Determinations. The Committee shall make all determinations under Section 3.1 through 3.4 on or before the Determination Date.

         3.6 Determination of Actual Awards. After the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may (a) eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, and (b) determine what Actual Award, if any, will be paid in the event of a Termination of Service prior to the end of the Performance Period.

                                    SECTION 4
                                PAYMENT OF AWARDS

         4.1 Right to Receive Payment. Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant's claim of any right to payment of an Actual Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

         4.2 Timing of Payment. Payment of each Actual Award shall be made as soon as practicable after the end of the Performance Period during which the Award was earned.

         4.3 Form of Payment. Each Actual Award normally shall be paid in cash (or its equivalent) in a single lump sum. However, the Committee, in its sole discretion, may declare any Actual Award, in whole or in part, payable in restricted stock granted under the Company's 1990 Long-Term Equity Incentive Plan. The number of Shares of restricted stock granted shall be determined by dividing the cash amount foregone by the Fair Market Value of a Share on the date that the cash payment otherwise would have been made. Any such restricted stock shall be subject to the vesting schedule (not to exceed two calendar years) as may be determined by the Committee, provided that accelerated vesting automatically shall occur upon death, Retirement or involuntary Termination of Service without cause.

         4.4 Payment in the Event of Death. If a Participant dies prior to the payment of an Actual Award earned by him or her prior to death for a prior Performance Period, the Award shall be paid to his or her estate.



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                                    SECTION 5
                                 ADMINISTRATION

         5.1 Committee is the Administrator. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an "outside director" under section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

         5.2 Committee Authority. It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to
(a) determine which Employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

         5.3 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

         5.4 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may delegate its authority and powers only with respect to awards that are not intended to qualify as performance-based compensation under section 162(m) of the Code.

                                    SECTION 6
                               GENERAL PROVISIONS

         6.1 Tax Withholding. The Company shall withhold all applicable taxes from any Actual Award, including any federal, state and local taxes (including, but not limited to, the Participant's FICA and SDI obligations).

         6.2 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service



                                      -6-
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at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during a Performance Period such exercise occurs, to terminate any individual's employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

         6.3 Participation. No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.

         6.4 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

         6.5 Successors. All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

         6.6 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid award shall be paid in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

         6.7 Nontransferability of Awards. No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.6. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.



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         6.8 Deferrals. The Committee, in its sole discretion, may permit a
Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

                                    SECTION 7
                       AMENDMENT, TERMINATION AND DURATION

         7.1 Amendment, Suspension or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Target Award theretofore granted to such Participant. No award may be granted during any period of suspension or after termination of the Plan.

         7.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Board's right to amend or terminate the Plan), shall remain in effect thereafter.

                                    SECTION 8
                               LEGAL CONSTRUCTION

         8.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         8.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         8.3 Requirements of Law. The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         8.4 Governing Law. The Plan and all awards shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

         8.5 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.



                                      -8-
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                                    EXECUTION

         IN WITNESS WHEREOF, Sun Microsystems, Inc., by its duly authorized officer, has executed the Plan on the date indicated below.

                                         SUN MICROSYSTEMS, INC.


Dated:             , 2001                By:
      ------------                          ---------------------------------
                                         Name:
                                         Title:



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